UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [ x ]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
     [   ]  Preliminary Proxy Statement
     [   ]  Confidential, for Use of the Commission Only (as
            permitted by Rule 14a-6(e) (2))
     [ X ]  Definitive Proxy Statement
     [   ]  Definitive Additional Materials
     [   ]  Soliciting Material Pursuant to ss. 240.14a-11 (c) or
           ss. 240.14a-12

                         WEST UNIVERSITY FUND, INC.
              (Name of Registrant as Specified In Its Charter)
                                     N/A
             (Name of Person(s) Filing Proxy Statement if other
                            than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ]      Fee computed on table below per Exchange Act Rules
      14a-6(i) (1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
          N/A

     (2) Aggregate number of securities to which transaction applies:
          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          N/A

     (4)  Proposed maximum aggregate value of transaction:
          N/A

     (5)  Total fee paid:
          N/A

[  ]      Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:



                          NOTICE OF ANNUAL MEETING
                         TO BE HELD OCTOBER 28, 1999


To the shareholders of the West University Fund, Inc.


NOTICE IS HEREBY GIVEN that the Annual Meeting of the West
University Fund, Inc. will be held at 3030 University Blvd.,
Houston, Texas 77005 on October 28, 1999 at 5:30 PM for the following purposes:

     1)   To elect three (3) directors to serve until the next
Annual Meeting of Shareholders or until their successors are elected and qualified.

     2) To ratify or reject the selection of Simonton, Kutac, and Barnidge, L.L.P. as independent public accountants to audit and certify financial statements of the Fund for the fiscal year ending December 31, 1999.

     3) To approve or disapprove for the Corporation's current fiscal year the Investment Advisory Contract between the Corporation and Cancelmo Capital Management, Inc. dated October 25, 1995.

     4) To transact such other business as may properly come before the meeting or any general adjournments thereof.

The Board of Directors has fixed the close of business on September 28, 1999 as the record date for determination of the shareholders entitled to notice of, and to vote at the meeting.



            IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON,
             PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY.
               PROMPT RETURN OF THE PROXY WILL BE APPRECIATED.



                               PROXY STATEMENT

                         WEST UNIVERSITY FUND, INC.
                   Houston, Texas  77005 - (800) 465-5657

Enclosed herewith is notice of an Annual Meeting of Shareholders of West University Fund (the "Fund") and a proxy form solicited by the Board of Directors of the Fund. This proxy material was first mailed to shareholders on September 30, 1999.

The proxy may be revoked at any time before it is exercised either by mail notice to the Fund or through resubmittal at a later date. In addition, any shareholder may vote in person at the meeting as he/she chooses, overriding any previously filed proxies.

You are requested to place your instructions on the enclosed proxy and then sign, date and return it. The cost of soliciting proxies will be borne by your Fund.

There is one class of capital stock of the Fund, all of which have equal voting rights. On September 28, 1999, the date of record, there were 278,9572 shares outstanding, held by shareholders entitled to notice of and to vote at the meeting. In all matters each share has one vote.

                            ELECTION OF DIRECTORS

There are three (3) nominees listed below who have consented to serve as directors, if elected, until the next Annual Meeting of Shareholders or until their successors are elected and qualified.

Nominees for Election of Directors of the West University Fund

          Name, Age &       Director                        # Shares  % of
          Fund Office        Since Principal Occupation     09/28/99  Class

     Richard P. Cancelmo, Jr. 1995 President           21,062 (1)     7.55
     41                       West University Fund, Inc.
     * President                   Houston, Texas

     J. Barry Kendrick   1995    Terminal Construction Manager 3,350   1.2
     38                       Hanscomb, Inc.
     Secretary                Houston, Texas

     J. Brinton Davis    1998      Senior Vice President     1,347    .48
     39                       Alliance Commercial Partners
                              Denver, Colorado

     * Such persons are "interested persons" of the Corporation within the meaning of Section 2(a)(19)(A) of the Investment Company Act of 1940 because of their affiliation with the Corporation's investment Adviser.

     (1) Includes 2,270 shares held in custodianship for his daughter Kate, 2,316 shares for son
         Peter, and 16,476 shares held jointly with his wife Martha.

Shareholders have one vote for each share they own for each of three directors of their choice. All proxies returned to the Fund, except those specifically marked to withhold authority will be cast for the nominees listed above. A majority of the votes cast, when a quorum is present, will be required to elect each director.

                        BOARD MEETINGS AND COMMITTEES

There were six Board of Directors meetings since the last annual meeting. All three directors attended all six meetings.

                   REMUNERATION OF DIRECTORS AND OFFICERS

The Corporation does not pay any fees to, or reimburse expenses of, its Directors who are considered "interested persons" of the Corporation. The Corporation has not paid any fees to or reimbursed expenses of its two outside Directors. The Officers and Directors of the Fund, as a group, own 25,759 shares or 9.23% of the shares outstanding.

           APPROVAL OR DISAPPROVAL OF INVESTMENT ADVISORY CONTRACT

The company has entered into an Investment Advisory Contract with Cancelmo Capital Management, Inc., 3030 University Blvd., Houston, Texas 77005. The Adviser, which is registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, manages the investment and reinvestment of the assets of the company in accordance with the company's investment objective, policies, and restrictions.

The terms of the Investment Advisory Contract provide that it shall remain in force until October 22, 1997 and thereafter for successive twelve-month periods computed from each January 1 provided that such continuance is specifically approved annually by vote of a majority of the Corporation's outstanding voting securities or by the Corporation's Board of Directors, and by a majority of the Corporation's directors who are not parties to the contract or interested persons of any such party, by vote cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Contract for such period commencing January 1, 1999 was so approved by the Board of Directors and by the disinterested directors at such a meeting of the Board of Directors held on October 22, 1998.

The Investment Advisory Contract provides that it is terminable on 60 days' written notice by vote of a majority of the Corporation's outstanding shares or by vote of a majority of the Corporation's entire Board of Directors, or by the Investment Adviser on 60 days' written notice and automatically terminates in the event of its assignment.

The fund agrees to pay the Adviser a fee of 1% per year on the net assets of the Fund for the services provided by the Adviser. All fees are computed daily on the closing net asset value of the Fund and are payable monthly. The Investment Adviser will forego sufficient fees in order to hold total expenses of the Fund to less than 2% of the first $10,000,000.00 in average assets, 1.5% of the next $20,000,000.00, and 1% of such assets over $30,000,000.00.

The Investment Adviser is obligated under the Investment Advisory Contract to furnish office facilities and equipment, to provide clerical, bookkeeping and administrative services for the Fund, to provide shareholder and information services and to permit any of its officers or employees to serve without compensation as directors or officers of the fund if elected to such positions.

The Corporation is responsible and has assumed the obligation for payment of all of its other expenses, including (a) brokerage and commission expenses; (b) Federal, State, or local taxes, including issue and transfer taxes, incurred by or levied on the Corporation;
(c) compensation of any of the Corporation's directors, officers or employees who are not interested persons of the Investment Adviser or its affiliates (other than by reason of being directors, officers or employees of the Corporation); (d) charges and expenses of the Corporation's custodian, transfer agent and registrar; (e) costs of proxy solicitations; (f) legal and auditing expenses; and
(g) payment of all investment advisory fees.

             RATIFICATION OR REJECTION OF SELECTION OF AUDITORS

Your Board of Directors has selected, subject to shareholder approval, Simonton, Kutac, and Barnidge, L.L.P. to audit and certify financial statements of the Fund for the year 1998. In connection with the audit function, Simonton, Kutac, and Barnidge, L.L.P. will review the Fund's Annual Report to Shareholders and the Fund's filings with the Securities and Exchange Commission.

A representative of Simonton, Kutac, and Barnidge, L.L.P. will not be present at the meeting unless requested by a shareholder (either in writing or by telephone) in advance of the meeting. Such requests should be directed to the secretary of the Fund.

                                  BROKERAGE

The Fund requires all brokers to effect transactions in portfolio securities in such a manner as to get prompt execution of the orders at the most favorable price. Where consistent with best price and execution, and in light of its limited resources, the Fund will deal with primary market makers in placing over the counter portfolio orders.

The Fund places all orders for purchase and sale of its portfolio securities through its President who is answerable to the Board of Directors. The President may select brokers who, in addition to meeting the primary requirements of execution and price, have furnished statistical or other factual information and services, which, in the opinion of management, are helpful or necessary to the Fund's normal operations. Those services may include economic or industry studies, security analysis and reports, sales literature and statistical services furnished either directly to the Fund or to the Adviser. No effort is made in any given circumstance to determine the value of these services or the amount they might have reduced Adviser expenses.

Other than as set forth above, the Fund has no fixed policy, formula, method or criteria which it uses in allocating brokerage business to brokers furnishing these materials and services. In its most recently completed 2nd quarter 1998, the Fund paid $12,666 in brokerage commissions. The Board of Directors evaluates and reviews semiannually the reasonableness of brokerage commissions paid.

                            SHAREHOLDER PROPOSALS

The Fund tentatively expects to hold its next annual meeting in October 2000. Shareholder proposals may be presented at that meeting provided they are received by the Fund not later than January 4, 2000 in accordance with Rule 14a-8 under the Securities & Exchange Act of 1934 which sets forth certain requirements.

                                OTHER MATTERS

The Board of Directors knows of no other matters to be presented at the meeting other than those mentioned above. Should other business come before the meeting, the proxies will be voted in accordance with the view of the Board of Directors.


                PROXY - SOLICITED BY THE BOARD OF DIRECTORS
                     WEST UNIVERSITY FUND, INC. ANNUAL
                 MEETING OF SHAREHOLDERS October 28, 1999

The annual meeting of the WEST UNIVERSITY FUND, INC. will be held October 28, 1999 at 3030 University Blvd. at 5:30 P.M. The undersigned hereby appoints Richard P. Cancelmo, Jr. and/or J. Barry Kendrick as proxies to represent and to vote all shares of the undersigned at the annual meeting of shareholders and all adjournments thereof, with all powers the undersigned would possess if personally present, upon the matters specified below.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED: IF NO DIRECTION IS INDICATED AS TO A PROPOSAL, THE PROXIES SHALL VOTE FOR SUCH PROPOSAL. THE PROXIES MAY VOTE AT THEIR DISCRETION ON ANY
OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

The Board of Directors recommends that you vote FOR all items.

1.   Election of Directors

          For all nominees except as marked to the contrary below.

          WITHHOLD AUTHORITY to vote for all nominees.

To withhold authority to vote for nominees, strike a line through his/their name(s).

Richard P. Cancelmo, Jr.   J. Barry Kendrick    J. Brinton Davis

2. Proposal to ratify the selection of Simonton, Kutak, and Barnidge, L.L.P. by the Board of Directors as independent public accountants to audit and certify financial statements of the Fund for the fiscal year ending December 31, 1999.

            FOR            AGAINST        ABSTAIN

3. Proposal to ratify for the Corporation's current fiscal year, the Investment Advisory Contract between the Corporation and Cancelmo Capital Management dated and approved by the Board of Directors on October 25, 1995.

            FOR            AGAINST        ABSTAIN

Please mark, date, sign and return the proxy promptly in the enclosed envelope. For joint registrations, both parties should sign.

Dated:                            1999





                                   Shareholder's Signature




                                   Shareholder's Signature